Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Patrick Carroll, CFO

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: pcarroll@lxp.com

FOR IMMEDIATE RELEASE

March 12, 2013

LEXINGTON REALTY TRUST ANNOUNCES

PRICING OF PUBLIC OFFERING OF COMMON SHARES

New York, NY – March 12, 2013 – Lexington Realty Trust (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced that it priced an underwritten registered public offering of 20,000,000 common shares at a public offering price of $11.70 per share. Lexington also granted the underwriters of the offering a 30-day option to purchase up to an additional 3,000,000 common shares. The offering is expected to close on or about March 15, 2013, subject to customary closing conditions.

Lexington expects to use approximately $137.9 million of the net proceeds of the offering to repay the outstanding borrowings under its unsecured revolving credit facility and the balance for general corporate purposes, including, without limitation, unspecified acquisitions.

BofA Merrill Lynch, Wells Fargo Securities, Jefferies and Barclays are acting as joint book-running managers for the offering. J.P. Morgan and KeyBanc Capital Markets are acting as co-lead managers.

This offering is being made under Lexington's existing automatic shelf registration statement filed with the Securities and Exchange Commission. The offering of these securities is being made only by means of a prospectus and a related prospectus supplement, when available. The prospectus supplement related to this public offering will be filed with the Securities and Exchange Commission. Copies of the prospectus and related prospectus supplement may be obtained by contacting BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or email dg.propsectus_requests@baml.com; Wells Fargo Securities Attention: Equity Syndicate Department, 375 Park Avenue, New York, N.Y., 10152, or by telephone toll free at (800) 326-5897 or by e-mail at cmclientsupport@wellsfargo.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, N.Y. 10022, or by telephone toll free at (877) 547-6340 or by email at Prospectus_Department@Jefferies.com; or Barclays, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, or by calling 1-888-603-5847, or by email at barclaysprospectus@broadridge.com.

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a self-managed and self-administered real estate investment trust that invests in, owns, finances and manages predominantly single-tenant office, industrial and retail properties leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the single-tenant area. Lexington common shares are traded on the New York Stock Exchange under the symbol "LXP". Additional information about Lexington is available by contacting Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

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